Exhibit 99.1

MWI AGREES TO ACQUIRE ASSETS OF MICRO BEEF TECHNOLOGIES, LTD.

BOISE, ID, September 21, 2011 -- MWI Veterinary Supply, Inc. ("MWI" or "the Company") (NASDAQ: MWIV) announced today that it has entered into a definitive agreement to acquire substantially all of the assets of Micro Beef Technologies, Ltd. (“Micro”) for approximately $60 million, including approximately $53.4 million in cash and common stock valued at $6.6 million.  The transaction is subject to antitrust clearance and certain other customary closing conditions and is expected to close in MWI’s first fiscal quarter of 2012, which ends December 31, 2011.   The transaction is expected to be slightly accretive to MWI in the fiscal year ending September 30, 2012 after giving effect to acquisition-related expenses and integration costs.

Founded in 1971, Micro is a value-added distributor to the production animal market, including the distribution of feed additives, pharmaceuticals, vaccines, parasiticides, supplies, and other animal health products.  Micro also is a leading innovator of proprietary, computerized management systems for the production animal market.  Micro is headquartered in Amarillo, Texas and generated total revenues of approximately $193 million for its year ended December 31, 2010.

Jim Cleary, President and Chief Executive Officer of MWI, commented, “We look forward to welcoming Micro, its team members and customers to MWI.  The technology-based systems will enable MWI to enhance our customer service in the production animal market.”

Bill Pratt, Chairman and Founder of Micro, added, “I am proud of the accomplishments and contributions of Micro.  At the same time I am pleased at the opportunities that this acquisition will present for Micro to expand by using the resources of MWI and pursuing the many synergies presented in the combination of the two businesses.”

Mark Shaw, President of Micro, commented, “The synergies of the two companies will present exciting potential in a total solution to the production animal market by combining the technology-based programs and services from Micro with the well-established animal health distribution business of MWI.”

MWI is a leading distributor of animal health products to veterinarians across the United States of America and United Kingdom. Products MWI sells include pharmaceuticals, vaccines, parasiticides, diagnostics, capital equipment, supplies, veterinary pet food and nutritional products. We market these products to veterinarians in both the companion animal and production animal markets. For more information about MWI, please visit our website at www.mwivet.com. For investor relations information please contact Mary Pat Thompson, Senior Vice President of Finance and Administration, and Chief Financial Officer at (208) 955-8930 or email investorrelations@mwivet.com.

Certain statements contained herein that are not descriptions of historical facts are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company's future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include the impact of vendor consolidation on our business; changes in or availability of vendor rebate programs; vendor rebates based upon attaining certain growth goals;  changes in the way vendors introduce products to market; exclusivity requirements with certain vendors that may prohibit us from distributing competing products manufactured by other vendors; risks associated with our international operations; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; the impact of general economic trends on our business; the recall of a significant product by one of our vendors; extended shortage or backorder of a significant product by one of our vendors; seasonality; the timing and effectiveness of marketing programs offered by our vendors; the timing of the introduction of new products and services by our vendors; the ability to borrow on our credit line, extend the terms of our credit line or obtain alternative financing on favorable terms or at all; risks from potential increases in variable interest rates; unforeseen litigation; a disruption caused by adverse weather or other natural conditions; inability to ship products to the customer as a result of technological or shipping disruptions; and competition. Other factors include changes in the rate of inflation; changes in state or federal legislation or regulation; the continued safety of the products the Company sells; and changes in the general economy. Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of MWI Veterinary Supply, Inc.